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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of our report dated March 12, 1998, which appears in the 1997 Annual Report to Shareholders of Pegasus Systems, Inc., which is incorporated by reference in Pegasus Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40039, 333-40033 and 333-40035) of Pegasus Systems, Inc. of our report dated March 12, 1998 appearing in Pegasus System's Inc.'s 1997 Annual Report to Shareholders which is incorporated by reference into Pegasus Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of such Annual Report on Form 10-K.

PRICE WATERHOUSE LLP

Dallas, Texas
March 31, 1998